Exhibit 99.3

May 8, 2007

Bradley Pharmaceuticals, Inc.
383 Route 46 West
Fairfield, NJ 07004

Re:	Current Report on Form 8-K to be filed on May 8, 2007

Dear Sir or Madam:

        I have received a draft of the Current Report on Form 8-K to be filed on May 8, 2007 (the “Form 8-K”), disclosing pursuant to Item 5.02(a) thereof the circumstances of my resignation, effective May 3, 2007, from the Board of Directors of Bradley Pharmaceuticals, Inc. (the “Company”).

        For the purposes of Item 5.02(a)(3)(ii) of Form 8-K, I hereby state that, assuming that the Form 8-K is filed by the Company in the form in which I have reviewed it, with no substantive revisions, I agree with the statements made therein by the Company in response to Item 5.02 of Form 8-K.

/s/ Leonard S. Jacob, M.D., Ph.D.